 Exhibit 10.3
VOTING AGREEMENT
This VOTING AGREEMENT (this “Agreement”) is entered into as of April 8, 2016 (the “Effective Date”) by and among Adgero Biopharmaceuticals Holdings, Inc., a Delaware corporation (the “Company”), the parties listed as stockholders of Adgero Biopharmaceuticals, Inc. (the “Adgero Stockholders”) on the signature pages hereto and the parties listed as stockholders of the Company (the “Holdings Stockholders”) on the signature pages hereto (each, a “Stockholder” and collectively, the “Stockholders”).
W I T N E S S E T H:
WHEREAS, as of the date hereof, each Stockholder holds and is entitled to vote (or to direct the voting of) shares of voting common stock, par value $0.0001 per share (the “Voting Common Shares”), of the Company, (such Voting Common Shares, together with any other Voting Common Shares the voting power of which is acquired by such Stockholders during the period from the date hereof through the date on which this Agreement is terminated in accordance with its terms (such period, the “Voting Period”), are collectively referred to herein as the “Subject Shares”);
WHEREAS, the Company has entered into an Agreement and Plan of Merger with Adgero Biopharmaceuticals, Inc., a Delaware corporation (“Adgero”), pursuant to which a newly organized, wholly-owned subsidiary of the Company has merged with and into Adgero, with Adgero remaining as the surviving entity and a wholly-owned subsidiary of the Company (the “Merger”);
WHEREAS, simultaneously with the Merger and to provide the capital required by the Company for working capital and other purposes, the Company has offered in compliance with Rule 506 of Regulation D of the Securities Act of 1933, as amended, to investors in a private placement transaction (the “PPO”), units (“Units”) of its securities, each Unit consisting of one (1) share of Common Stock (the “Investor Shares”) and one (1) warrant (the “Investor Warrants”) to purchase one (1) share of Common Stock;
WHEREAS, the initial closing of the PPO and the closing of the Merger have taken place as of the Effective Date; and
WHEREAS, as an inducement to the parties’ willingness to consummate the transactions contemplated by the Merger Agreement, the Company and the Stockholders are entering into this Agreement.
NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, and conditions set forth herein, the parties mutually agree as follows:

ARTICLE I
DEFINITIONS
Section 1.1 Capitalized Terms. For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

ARTICLE II
VOTING AGREEMENT AND IRREVOCABLE PROXY

Section 2.1 Agreement to Vote the Subject Shares. Each Stockholder hereby agrees that, during the Voting Period, at any duly called meeting of the stockholders of the Company (or any adjournment or postponement thereof) or action taken by written consent in lieu of a meeting, each Stockholder shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause his Subject Shares owned at any time to be counted as present thereat for purposes of establishing a quorum, and he shall vote (or cause to be voted), in person or by proxy, all of his Subject Shares:
(a) to ensure that the size of the Board shall be set and remain at five (5) directors unless increased by the Board.
(b) to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the Stockholders, the following persons shall be elected to the Board:
(i) One person designated by Aegis Capital Corp. (the “Aegis Designee”), which individual shall initially be David Hochman;
(ii) Three people designated by the Adgero Stockholders (the “Adgero Designees”), which shall initially be Frank G. Pilkiewicz, PH.D., Roman Perez-Soler, M.D., and Alan Bloom, PH.D.; and
(iii) One independent person acceptable to the Aegis Designee and the Adgero Designees which shall be an independent person which individual shall initially be Tim McInerney.
Section 2.2 Grant of Irrevocable Proxy. If requested by the Company, each Stockholder shall appoint the Company and any designee of the Company, and each of them individually, as each Stockholder’s proxy, with full power of substitution and resubstitution, to vote during the Voting Period with respect to any and all of the Subject Shares on the matters and in the manner specified in Section 2.1. Each Stockholder shall take such further action or execute such other instruments as may be reasonably necessary to effectuate the intent of any such proxy. Each Stockholder affirms that any irrevocable proxy given by him with respect to this Agreement and the transactions contemplated hereby shall be given to the Company by such Stockholder to secure the performance of the obligations of the Stockholder under this Agreement. It is agreed that the Company (and its officers on behalf of the Company) will use the irrevocable proxy that may be granted by each Stockholder only in accordance with applicable law and only if such Stockholder fails to comply with Section 2.1 and that, to the extent the Company (and its officers on behalf of the Company) uses any such irrevocable proxy, he will only vote the Subject Shares subject to such irrevocable proxy with respect to the matters specified in, and in accordance with the provisions of, Section 2.1.

Section 2.3 Nature of Irrevocable Proxy. Any proxy granted pursuant to Section 2.2 to the Company by the Stockholders shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by the Stockholders. Any proxy that may be granted hereunder shall terminate upon the termination of this Agreement.
ARTICLE III
COVENANTS
Section 3.1 Subject Shares.
(a) Each Stockholder agrees that during the Voting Period he shall not, without the Company’s prior written consent, grant any proxies or powers of attorney with respect to any or all of the Subject Shares or agree to vote the Subject Shares on any matter inconsistent with the terms described herein; provided, however, that in the event a Stockholder transfers all or any portion of his Subject Shares such Stockholder shall be permitted to grant stock powers with respect to such transferred Subject Shares.
(b) In the event of a stock dividend or distribution, or any change in the Subject Shares by reason of any stock dividend or distribution, split-up, recapitalization, combination, conversion, exchange of shares or the like, the term “Subject Shares” shall be deemed to refer to and include the Subject Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged or which are received in such transaction.
Section 3.2 Voting Trusts. Each Stockholder agrees that he will not, nor will he permit any entity under his control to, deposit any of his Subject Shares in a voting trust or subject any of his Subject Shares to any arrangement with respect to the voting of such Subject Shares other than as provided herein. Notwithstanding the foregoing, each Stockholder shall be permitted to transfer all or any portion of his Subject Shares to third parties subject to any contractual restrictions on transfer applicable to his Subject Shares.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES Of each STOCKHOLDER
Each Stockholder hereby represents and warrants to the Company, severally, but not jointly, as follows:
Section 4.1 Authority, etc. The Stockholder (i) if a natural person, represents that the Stockholder has reached the age of 21 and has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Units, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof, the execution and delivery of this Agreement has been duly authorized by all necessary action, this Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Stockholder is executing this Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Agreement and represents that this Agreement constitutes a legal, valid and binding obligation of such entity. This Agreement has been duly executed and delivered by each Stockholder and (assuming the due authorization, execution and delivery by the Company) constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and by general equitable principles.

Section 4.2 Ownership of Shares. As of the date hereof, each Stockholder is the lawful owner of the Voting Common Shares owned by such Stockholder and has the sole power to vote or cause to be voted such shares or shares power to vote or cause to be voted such shares solely with one or more other persons. Each Stockholder has good and valid title to the Voting Common Shares owned by each Stockholder, free and clear of any and all pledges, mortgages, liens, charges, proxies, voting agreements, encumbrances, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than (i) those created by this Agreement, or (ii) those existing under applicable securities laws.
Section 4.3 No Conflicts. (a) No authorization, consent or approval of any other person is necessary for the execution of this Agreement by each Stockholder and (b) none of the execution and delivery of this Agreement by each Stockholder, the consummation by each Stockholder of the transactions contemplated hereby or compliance by each Stockholder with any of the provisions hereof shall (i) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which each Stockholder is a party or by which each Stockholder or any of the Subject Shares or its assets may be bound or (ii) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation, except for any of the foregoing as would not reasonably be expected to materially impair each Stockholder’s ability to perform his obligations under this Agreement.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company hereby represents and warrants to each Stockholder as follows:
Section 5.1 Due Organization, etc. The Company is a Delaware corporation duly organized and validly existing under the laws of Delaware. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and (assuming the due authorization, execution and delivery by each Stockholder) constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and by general equitable principles.
Section 5.2 No Conflicts. (a) No authorization, consent or approval of any other person is necessary for the execution of this Agreement by the Company and (b) none of the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof shall (i) conflict with or result in any breach of the organizational documents of the Company, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which the Company is a party or by which the Company or any of its assets may be bound or (iii) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation, except for any of the foregoing as would not reasonably be expected to materially impair the Company’s ability to perform its obligations under this Agreement.
ARTICLE VI
TERMINATION
Section 6.1 Termination. This Agreement shall automatically terminate, and neither the Company nor the Stockholders shall have any rights or obligations hereunder and this Agreement shall become null and void and have no effect upon the earliest to occur of: (a) the approval of the holders of at least 75% of the Subject Shares, (b) the closing of a firm commitment underwritten public offering of the Company’s shares of Common Stock resulting in gross proceeds of at least $10 million or (c) the listing of the Common Stock on Nasdaq or the New York Stock Exchange. The termination of this Agreement shall not prevent either party from seeking any remedies (at law or in equity) against the other party or relieve any party from liability for such party’s willful and material breach of any terms of this Agreement. Notwithstanding anything to the contrary herein, (i) the provisions of Article VII shall survive the termination of this Agreement and (ii) if a Stockholder effectuates a sale, transfer or other disposition of his Subject Shares to a party that is not a Stockholder following the expiration of any contractual restrictions applicable to such disposition but during the Voting Period, the transferee shall not acquire Subject Shares subject to the terms of this Agreement.

ARTICLE VII
MISCELLANEOUS
Section 7.1 Further Actions. Each of the parties hereto agrees to take any all actions and to do all things reasonably necessary or appropriate to effectuate this Agreement.
Section 7.2 Amendments, Waivers, etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the execution and delivery of a written agreement executed by the holders of at least 75% of the Subject Shares. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.
Section 7.3 Notices. All notices or other communications which are required or permitted under this Agreement shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, post pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:
If to the Company to:

Adgero Biopharmaceuticals Holdings, Inc.
301 N. Harrison St., Suite 9F #459
Princeton, NJ 08540
Attention: CEO
Facsimile: (609) 936-1341

with copy to:

Lowenstein Sandler LLP
1251 Avenue of the Americas, 17th Floor
New York, NY 10020
Attn: Steven M. Skolnick, Esq.
Facsimile: (973) 597-2477

If to the Stockholders:

To each Stockholder at the address set forth on the signature page hereto or at such other address as any party shall have furnished to the other parties in writing.

Section 7.4 Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

Section 7.5 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application of such provision to any person or any circumstance, is invalid or unenforceable (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.
Section 7.6 Entire Agreement; Assignment. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.
Section 7.7 Parties in Interest. The Company and the Stockholders hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including, without limitation, the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 7.2 without notice or liability to any other person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
Section 7.8 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented in accordance with the terms hereof, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if drafted by all the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

Section 7.9 Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.
Section 7.10 Specific Performance. The parties acknowledge that any breach of this Agreement would give rise to irreparable harm for which monetary damages would not be an adequate remedy and that, in addition to other rights or remedies, the parties shall be entitled to seek enforcement of any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without the necessity of proving the inadequacy of monetary damages as a remedy.
Section 7.11 Submission to Jurisdiction. The parties hereby irrevocably submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the borough of Manhattan in the City of New York, or if such court does not have jurisdiction, the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties hereto further agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 7.3 (or to such other address for notices as provided by such party pursuant to Section 7.3) or in any other manner permitted by law shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the United States District Court for the Southern District of New York or (ii) the Supreme Court of the State of New York, New York County, and hereby further irrevocably and unconditionally waives and agrees not to please or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
Section 7.12 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.12.

Section 7.13 Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or electronic submission via .pdf file), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (including by facsimile or electronic submission via .pdf file) to the other parties.
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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the day and year first above written.
ADGERO BIOPHARMACEUTICALS
HOLDINGS, INC.

By:_________________________________
Name: Frank Pilkiewicz
Title: President

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Voting Agreement
By:  _________________________________
Name:
Address: _________________________________
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